Exhibit 99.1

        First PacTrust Bancorp, Inc. Announces 2005 Annual Meeting Dates

     CHULA VISTA, Calif.--(BUSINESS WIRE)--Jan. 7, 2005--First PacTrust Bancorp, Inc. (NASDAQ:FPTB), the parent corporation of Pacific Trust Bank, has announced that its 2005 annual meeting of shareholders will be held 9:00 a.m. PDT on Wednesday, April 20, 2005, at the Bonita Golf Club located at 5540 Sweetwater Road, Bonita, California. Shareholders of record as of March 11, 2005 will be entitled to notice of and to vote at the meeting.
     First PacTrust Bancorp, Inc. is a $674.6 million bank holding company, as of September 30, 2004, headquartered in Chula Vista, California, providing traditional deposit and credit services through its wholly owned Federal Savings bank subsidiary, Pacific Trust Bank. The Company has nine banking offices within San Diego and Riverside Counties. More information about the Company can be found on its website at http://www.firstpactrustbancorp.com.


     CONTACT: First PacTrust Bancorp, Inc.
              Hans Ganz, 619-691-1519